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                                                                      EXHIBIT 11

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      Year Ended June 30
                                                                    ----------------------------------------
                                                                       1996           1995          1994
                                                                    -----------   ------------    ----------
    PRIMARY EARNINGS (LOSS) PER SHARE:
      Average common shares outstanding   . . . . . . . . . .            20,149        20,131         20,099
      Average common stock equivalents under non-employee
         Directors Long Term Incentive Plan . . . . . . . . .                11            23             33
                                                                    -----------   -----------     ----------

         TOTAL SHARES . . . . . . . . . . . . . . . . . . . .            20,160        20,154         20,132
                                                                    ===========   ===========     ==========

    Loss before loss from discontinued operations   . . . . .       $  (250,591)  $  (127,282)     $(126,002)
    Loss from discontinued operations   . . . . . . . . . . .                --       (26,409)       (56,664)
                                                                    -----------   -----------     ----------
    Net loss  . . . . . . . . . . . . . . . . . . . . . . . .       $  (250,591)  $  (153,691)    $ (182,666)
                                                                    ===========   ===========     ==========

    Primary earnings (loss) per share:
      Loss before loss from discontinued operations   . . . .       $    (12.43)  $     (6.32)    $    (6.26)
      Loss from discontinued operations   . . . . . . . . . .                --         (1.31)         (2.81)
                                                                    -----------   -----------     ----------
      Net loss  . . . . . . . . . . . . . . . . . . . . . . .       $    (12.43)  $     (7.63)    $    (9.07)
                                                                    ===========   ===========     ==========


ADDITIONAL COMPUTATION OF EARNINGS (LOSS) PER SHARE:

FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Average common shares outstanding   . . . . . . . . . . .            20,149        20,131         20,099
    Average common stock equivalents under non-employee
      Directors Long Term Incentive Plan  . . . . . . . . . .                11            23             33
                                                                    -----------   -----------     ----------

         TOTAL SHARES . . . . . . . . . . . . . . . . . . . .            20,160        20,154         20,132
                                                                    ===========   ===========     ==========

    Loss before loss from discontinued operations   . . . . .       $  (250,591)  $  (127,282)     $(126,002)
    Loss from discontinued operations   . . . . . . . . . . .                --       (26,409)       (56,664)
                                                                    -----------   -----------     ----------
    Net loss  . . . . . . . . . . . . . . . . . . . . . . . .       $  (250,591)  $  (153,691)    $ (182,666)
                                                                    ===========   ===========     ==========

    Primary earnings (loss) per share:
      Loss before loss from discontinued operations   . . . .       $    (12.43)  $     (6.32)    $    (6.26)
      Loss from discontinued operations   . . . . . . . . . .                --         (1.31)         (2.81)
                                                                    -----------   -----------     ----------
      Net loss  . . . . . . . . . . . . . . . . . . . . . . .       $    (12.43)  $     (7.63)    $    (9.07)
                                                                    ===========   ===========     ==========